Exhibit 10.3
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT is made and entered into by and between ___whose address is ___(“Secured Party”), and MBI FINANCIAL, INC. a Nevada corporation whose address is 1845 Woodall Rodgers, Suite 1225, Dallas, Texas 75201 (“Debtor”).
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby grants to Secured Party a security interest in and to the Collateral, as herein defined, and in connection therewith the parties hereby agree as follows:
     Collateral. To secure payment of the “Indebtedness”, as herein defined, Debtor hereby assigns, transfers and sets over to Secured Party, and grants to Secured Party, a security interest in and to the following assets (“Collateral”): Any and all personal property assets of Debtor now owned or hereinafter acquired, tangible and intangible, specifically including, but necessarily limited to, all goods, equipment, inventory, general intangibles, furniture, fixtures, receivables, contracts, accounts, claims, bank accounts, deposits, trade names, service marks, licenses and any other items of personal property wherever located.
     Indebtedness. The term “Indebtedness” as used herein, shall mean: (a) the unpaid principal sum, accrued and unpaid interest, and other sums payable under that certain promissory note dated of even date herewith in the original principal amount of EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($800,000.00) executed by Debtor and payable to the order of Secured Party (“Note”), which Note is guaranteed by Debtor to the extent, and only to the extent, of the Collateral described in this Security Agreement; and (b) all rearrangements, increases, renewals and extensions of the Note.
     Representations of Debtor. Debtor represents, warrants and agrees as follows:
     (a) No financing statement or other instrument of hypothecation covering the Collateral or its proceeds is on file in any public office except as set forth on Schedule I hereto, and those in favor of Secured Party; except for the security interest granted by this Security Agreement, and those set forth on Schedule I, there is no lien, security interest or encumbrance in or on the Collateral; and Debtor is the true and lawful owner of the Collateral.
     (b) The Collateral will not be sold, transferred, pledged or made subject to a security agreement without the prior written consent of Secured Party.
     (c) Debtor will sign and execute alone or with Secured Party any financing statement or other document or procure any document, and pay all costs in connection therewith necessary to protect the security interest under this Security Agreement against the rights or interests of third persons.
     (d) Debtor will, at Debtor’s own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as Secured Party may at any time reasonably request to protect, assure or enforce the interests, rights and remedies of Secured Party created by, provided in or emanating from this Security Agreement.
     (e) Debtor will pay to Secured Party all expenses (including expenses for legal services of every kind) of, or incidental to, the enforcement of any of the provisions of this Security Agreement, or incidental to the enforcement, repayment or collection of any of the Indebtedness, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of the Secured Party in respect thereof, by litigation or otherwise; and all such expenses shall be Indebtedness within the terms of this Security Agreement.
     (f) Until such time as the Note is paid in full, the Debtor will honor the terms and conditions of any other written agreements entered into with the Secured Party.
     Uniform Commercial Code. This Security Agreement shall constitute a valid and binding security agreement under the Uniform Commercial Code — Secured Transactions (herein called the “Code”) creating in favor of Secured Party, until the Indebtedness is fully paid, a second priority security interest in and to the Collateral. Accordingly, Debtor hereby acknowledges unto Secured Party that Secured Party shall have, in addition to any and all other rights, remedies and recourses afforded to Secured Party under this Security Agreement or the Instruments, all rights, remedies and recourses afforded to secured parties by the Code.
     Default by Debtor. There will be a default under this Security Agreement upon the happening of any of the following events or conditions which is not cured within any applicable cure periods contained in the Note or any instruments securing the Note (herein called an “Event of Default”):
     (g) If any Indebtedness secured by this Security Agreement, either principal or interest, is not paid when due, subject to any notice and cure provisions provided for in the Note.
     (h) If the Debtor shall fail to comply with any of the Debtor’s covenants or undertakings in any agreement, instrument or other document between the Debtor and the Secured Party, subject to any notice and cure provisions provided for therein.
     (i) If Debtor shall fail to comply with any of Debtor’s covenants or agreements herein and such failure remains uncured for thirty (30) days after receipt of written notice from the Secured Party.
     (j) If Debtor (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of all or a substantial part of Debtor’s assets, or (ii) files a voluntary petition in bankruptcy or fails generally to pay Debtor’s debts as such debts become due, or (iii) makes a general assignment for the benefit of creditors, or (iv) files a petition or answers same wherein Debtor seeks reorganization or rearrangement with creditors or to take advantage of any insolvency law, or (v) files an answer admitting the material allegations of a petition filed against Debtor in any bankruptcy, reorganization, insolvency or similar proceeding.
     (k) If an order, non-appealable judgment or decree is entered by any court of competent jurisdiction, upon the application of a creditor or otherwise, adjudicating Debtor as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or any substantial part of Debtor’s assets and same remains in effect for more than sixty (60) days.
     (l) If any warranty, representation or statement contained in this Security Agreement, or any agreement, instrument or other document made or furnished to Secured Party by or on behalf of Debtor in connection with this Security Agreement proves to have been false in any material respect when made or furnished.

     Remedies.
     (a) When an Event of Default occurs, and at any time thereafter, Secured Party may declare all or a part of the Indebtedness immediately due and payable and may proceed to enforce payment of same and to exercise any and all of the rights and remedies provided by the Code, as well as all other rights and remedies possessed by Secured Party under this Security Agreement or otherwise at law or in equity. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at any place to be designated by Secured Party which is reasonably convenient to both parties. For purposes of the notice requirements of the Code, Secured Party and Debtor agree that notice given at least five (5) days prior to the related action hereunder is reasonable. Secured Party shall be entitled to immediate possession of the Collateral and all books and records evidencing same and shall have authority to enter upon any premises, upon which said items may be situated, and remove same therefrom. Expenses of retaking, holding, preparing for sale, selling, or the like (“Collection Costs”), shall include, without limitation, Secured Party’s reasonable attorneys’ fees and all such expenses shall be recovered by Secured Party before applying the proceeds from the disposition of the Collateral toward the Indebtedness. To the extent allowed by the Code, Secured Party may use Secured Party’s discretion in applying the proceeds of any disposition of the Collateral to the Collection Costs or to the Indebtedness and Debtor will remain liable for any deficiency remaining after such disposition. All rights and remedies of Secured Party hereunder are cumulative and may be exercised singly or concurrently. The exercise of any right or remedy will not be a waiver of any other.
     (b) Secured Party, in addition to the rights and remedies provided for in the preceding subparagraph, shall have all the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the state where the Collateral is located at the date of any such Event of Default, and Secured Party shall be entitled to all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the security interest created hereby and to resort to any remedy provided hereunder or provided by the Uniform Commercial Code as adopted in the state where the Collateral is located at the date of an Event of Default, or by any other law of such state, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.
     (c) Secured Party may remedy any default, without waiving same, or may waive any default without waiving any prior or subsequent default.
     Secured Party’s Rights.
     (a) This Security Agreement, Secured Party’s rights hereunder or said Indebtedness hereby secured, may be assigned from time to time, and in any such case the assignee will be entitled to all of the rights, privileges and remedies granted in this Security Agreement to Secured Party.
     (b) Upon the occurrence of an Event of Default, Secured Party may execute, sign, endorse, transfer or deliver, in the name of Debtor, notes, checks, drafts or other instrument for the payment of money and receipts or any other documents necessary to evidence, perfect or realize upon the security interest and obligations created by this Security Agreement.
     (c) At Secured Party’s option, Secured Party may, after notice to Debtor and Debtor’s failure to do so within thirty (30) days after receipt of said notice, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, and perform or cause to be performed Debtor’s obligations under the Collateral to maintain the same in full force and effect. Debtor agrees to reimburse Secured Party on demand for any payment made, or expense incurred, by Secured Party pursuant to the foregoing authorization, plus interest thereon at the rate of interest provided for in the Note.
     (d) No remedy herein conferred upon or reserved to Secured Party is intended to be or shall be exclusive of any other remedy, but every remedy herein provided is cumulative and is in addition to every other remedy given hereunder or in any instrument executed in connection herewith, or now or hereafter existing at law or in equity, or by statute; and every such right and remedy may be exercised from time to time and as often as may be deemed expedient. No delay or omission by Secured Party to exercise any right or remedy arising from any default will impair any such right or remedy or will be construed to be a waiver thereof or of any such default or an acquiescence therein.
     Release of Security Interest. Upon full and complete payment of all sums owing and to be owing by Debtor to Secured Party and the termination of any obligations of Debtor under the Security Agreement, together with all costs incurred in connection therewith, at the request and expense of Debtor, Secured Party will make, execute and deliver a reassignment of the properties assigned hereby and of the monies, revenues, proceeds, benefits and payments, if any, that may be owing upon the aforesaid Collateral to Debtor but without covenant or warranty, however, of any kind or character, express or implied, and with the provisions that Secured Party will not be required or called upon to refund or account for any payments properly made to Secured Party which have been or may be properly applied to any Indebtedness secured or to be secured hereby.
     Validity of Security Interest. No security taken hereafter as security for payment of any part or all of the Indebtedness shall impair in any manner or effect this Security Agreement; all such present and future additional security to be considered as cumulative security. Any of the Collateral may be released from this Security Agreement without altering, varying or diminishing in any way the force, effect, lien, security interest or charge of this Security Agreement as to the Collateral not expressly released, and this Agreement shall continue as a second lien, security interest and charge on all of the Collateral not expressly released until all sums and indebtedness secured hereby have been paid in full.
     Notices. Any notice, request or other document shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the following addresses, or such other address as such party may hereafter designate by written notice to all parties, which notice shall be effective as of the date of posting:
     If to Lender:
If to Borrower:
MBI Mortgage, Inc.
1845 Woodall Rodgers Freeway, Suite 1225
Dallas, Texas 75201
Attention: Patrick A. McGeeney
     Texas Law. This Security Agreement and the obligations of the parties hereunder are to be interpreted, construed and enforced in accordance with the laws of the State of Texas.

     Severability. If any provision of this Security Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Security Agreement and the application of such provisions to other persons or circumstances is not to be affected thereby and is to be enforced to the full extent permitted by law.
     Successors and Assigns. This Security Agreement inures to the benefit of, and is binding upon, Debtor and Secured Party and their respective heirs, legal representatives, successors and assigns.
     Gender. The use of any gender herein shall include the other genders.
     Scope. Nothing herein contained will in any way limit or be construed as limiting the right of Secured Party to collect any note, item, sum or amount secured or to be secured hereby only out of the properties assigned hereby or out of the revenues, monies, proceeds, benefits and payments accruing and to accrue unto Debtor, under and by virtue of said Collateral, but it is expressly understood and provided that all such Indebtedness and amounts secured and to be secured hereby are, and shall constitute, absolute and unconditional obligations of Debtor to pay to Secured Party the amount provided for instruments executed in connection herewith and all agreements with reference thereto at the time and in the manner therein specified or provided. Debtor agrees that Debtor will, from time to time, and upon request of Secured Party, furnish satisfactory proof that the properties assigned hereby and the revenues, monies, proceeds, benefits and payments accruing and to accrue under said Collateral are free and clear of all lawful demands, claims and liens of any and all persons whomsoever.
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     IN WITNESS WHEREOF, this Security Agreement is dated the                 day of June, 2007.
LENDER:
By:

By:
Name:
Title:
BORROWER:
MBI FINANCIAL, INC.

By:
Name:
Title:

SCHEDULE I
PERMITTED LIENS
1.	First lien on all assets of Debtor in favor of Old Master Giotto Fund Ltd., a Cayman Islands exempt company.